                                                               Filed Pursuant to
                                                        Rule 424 (b) (3) and (c)
                                                              File No. 333-54350

                              GILEAD SCIENCES, INC.

                          $250,000,000 PRINCIPAL AMOUNT
             5% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2007
                                       AND
          SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES

                ------------------------------------------------

     This prospectus supplement should be read in conjunction with the prospectus dated February 9, 2001, which is to be delivered with this prospectus supplement.

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                ------------------------------------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                ------------------------------------------------

         The table and related notes, and the paragraph immediately following the table and related notes, appearing in the prospectus under the heading "Selling Securityholders" is superseded by the following table and related notes, and the following paragraph immediately following the table and related notes:

                                                         PRINCIPAL                                       PRINCIPAL
                                                         AMOUNT OF                                        AMOUNT OF       COMMON
                                                           NOTES                                         NOTES OWNED   STOCK OWNED
                                                       BENEFICIALLY     COMMON STOCK          COMMON        AFTER         AFTER
                                                         OWNED AND      BENEFICIALLY           STOCK     COMPLETION    COMPLETION
NAME                                                    OFFERED(1)        OWNED(2)            OFFERED    OF OFFERING   OF OFFERING
----                                                   ------------     ------------         --------    -----------   -----------
1976 Distribution Trust FBO A.R. Lander/
     Zinterhofer                                            14,000              284              284          0             0
1976 Distribution Trust FBO Jane A. Lander                  14,000              284              284          0             0
AAM/Zazove Institutional Income Fund, L.P.
     (BS)                                                1,000,000           20,356           20,356          0             0
AFTRA Health Fund                                           75,000            1,526            1,526          0             0
Alexandra Global Investment Fund 1, Ltd.                 2,500,000           50,890           50,890          0             0
American Motorist Insurance Company                        489,000            9,954            9,954          0             0
Arapahoe County Colorado                                    48,000              977              977          0             0
Argent Classic Convertible Arbitrage Fund
     (Bermuda) Ltd.                                      7,000,000          142,493          142,493          0             0
Argent Convertible Arbitrage Fund Ltd.                   4,000,000           81,424           81,424          0             0
BP Amoco PLC, Master Trust                               1,072,000           21,821           21,821          0             0
British Virgin Islands Social Security Board                36,000              732              732          0             0
Brown & Williamson Tobacco Retirement Trust                 25,000              508              508          0             0
Century National Insurance Company                         500,000           10,178           10,178          0             0
City of New Orleans                                        201,000            4,091            4,091          0             0
Deutsche Banc Alex Brown Inc                            15,125,000          307,888          307,888          0             0
Employee Benefit Convertible Securities Fund
   (Custodian DTC #955 Bank of America
   Personal Trust)                                         225,000            4,580            4,580          0             0
Fidelity Financial Trust: Fidelity
   Convertible Securities Fund                           5,500,000          111,959          111,959          0             0
First Union Securities Inc.                              2,000,000           40,712           40,712          0             0
FIST Convertible Securities Fund                         1,500,000           30,534           30,534          0             0
Forest Alternative Strategies Fund II L.P. ASM              25,000              508              508          0             0
Forest Global Convertible Fund A-5                       1,755,000           35,725           35,725          0             0
HFR Master Fund Ltd.                                       120,000            2,442            2,442          0             0
Highbridge International LLC                             6,852,000          139,480          139,480          0             0
Hotel Union & Hotel Industry of Hawaii                     373,000            7,592            7,592          0             0
Jefferies & Company Inc.                                     8,000              162              162          0             0
JMG Capital Partners, LP                                 3,500,000           71,246           71,246          0             0
JMG Triton Offshore Fund Ltd.                            3,500,000           71,246           71,246          0             0
J.P. Morgan Securities, Inc.                               500,000           10,178           10,178          0             0
KBC Financial Products USA                               2,500,000           50,890           50,890          0             0
Lehman Brothers Inc.                                    20,000,000          407,124          407,124          0             0
Lipper Convertibles L.P.                                 1,000,000           20,356           20,356          0             0
LLT Limited                                                100,000            2,035            2,035          0             0
Local Initiatives Support Corporation                       46,000              936              936          0             0
Mainstay Convertible Fund                                1,400,000           28,498           28,498          0             0
Mainstay VP Convertible Portfolio                          350,000            7,124            7,124          0             0
Merrill Lynch Insurance Group                              246,000            5,007            5,007          0             0
Morgan Stanley & Co.                                     2,000,000           40,712           40,712          0             0
Nabisco Holdings                                            29,000              590              590          0             0
National Union Fire Insurance Company of
     Pittsburgh                                          1,500,000           30,534           30,534          0             0
Nations Convertible Securities Fund
     (Custodian DTC #901 Bank of New York)               6,200,000          126,208          126,208          0             0
New Orleans Firefighters Pension/Relief Fund               106,000            2,157            2,157          0             0

                                       2.

                                                         PRINCIPAL                                       PRINCIPAL
                                                         AMOUNT OF                                        AMOUNT OF       COMMON
                                                           NOTES                                         NOTES OWNED   STOCK OWNED
                                                       BENEFICIALLY     COMMON STOCK          COMMON        AFTER         AFTER
                                                         OWNED AND      BENEFICIALLY           STOCK     COMPLETION    COMPLETION
NAME                                                    OFFERED(1)        OWNED(2)            OFFERED    OF OFFERING   OF OFFERING
----                                                   ------------     ------------         --------    -----------   -----------
New York Life Insurance and Annuity
     Corporation                                         1,000,000           20,356           20,356          0             0
New York Life Insurance Company                          9,000,000          183,206          183,206          0             0
New York Life Separate Account #7                          150,000            3,053            3,053          0             0
Occidental Petroleum Corporation                           194,000            3,949            3,949          0             0
Oppenheimer Convertible Securities Fund                  5,000,000          101,781          101,781          0             0
Pacific Life Insurance Company                           1,000,000           20,356           20,356          0             0
Parker-Hannifin Corporation                                 37,000              753              753          0             0
Pro-Mutual                                                 685,000           13,944           13,944          0             0
Putnam Asset Allocation Funds-Balanced
     Portfolio                                             150,000            3,053            3,053          0             0
Putnam Asset Allocation Funds-Conservative
     Portfolio                                              89,000            1,811            1,811          0             0
Putnam Convertible Income-Growth Trust                   2,000,000           40,712           40,712          0             0
Putnam Convertible Opportunities and Income
     Trust                                                  49,000              997              997          0             0
Putnam High Income Convertible and Bond Fund               300,000            6,106            6,106          0             0
Raytheon Master Pension Trust                              529,000           10,768           10,768          0             0
RBC Capital Services, Inc. c/o Forest
     Investment Mngt., L.L.C                                20,000              407              407          0             0
RJR Reynolds                                                92,000            1,872            1,872          0             0
Robertson Stephens                                       6,000,000          122,137          122,137          0             0
R(2)Investments, LDC                                    17,500,000          356,234          356,234          0             0
San Diego County Employees Retirement
     Association                                         2,500,000           50,890           50,890          0             0
SG Cowen Securities Corporation                          2,000,000           40,712           40,712          0             0
Shell Pension Trust                                        428,000            8,712            8,712          0             0
Smithfield Trust Company                                    10,000              203              203          0             0
State of Maryland Retirement System                      2,509,000           51,073           51,073          0             0
The City University of New York                            119,000            2,422            2,422          0             0
The Grable Foundation                                       91,000            1,852            1,852          0             0
The Grady Hospital Foundation                              103,000            2,096            2,096          0             0
Tribeca Investment LLC                                   8,000,000          162,849          162,849          0             0
University of Rochester                                     19,000              386              386          0             0
Viacom Inc. Pension Plan Master Trust                       47,000              956              956          0             0
Zurich Master Hedge Fund c/o Forest
     Investment Mngt., L.L.C                               100,000            2,035            2,035          0             0

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes and common stock.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

     With the exception of J.P. Morgan Securities, Inc., Lehman Brothers Inc. and Morgan Stanley & Co., none of the selling holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years. J. P. Morgan Securities, Inc., Lehman Brothers Inc. and Morgan Stanley & Co. were initial purchasers of the notes. The selling holders purchased the notes in private transactions on or after December 13, 2000.

            The date of this prospectus supplement is April 16, 2001.


                                       3.